EXHIBIT 77(0) Morgan Stanley Dean Witter Variable Investment Series 10f-3 Transactions TOTAL ISSUED SECURITY DATE PRICE SHARES % OF PRINCIPAL PURCHASED PURCHASED SHARES PURCHASED
ASSETS AMOUNT BY FUND BROKER(S) Capital Appreciation Series:
  Perot Systems 2/1/99 $16.00 100 .005% $104,000,000 .002%
     Warburg Dillon Read Capital Growth Series: Brocade Communications Systems 5/24/99 $19.00 800 .011% $61,750,000
   .025% Friend Co. DLJ Direct 5/25/99 $20.00 1,900 .028%
$320,000,000 .012% DLJ Dycom Industries 5/13/99 $48.50 6,000
   .199% $130,950,000 .222% Bank of American Sec. Lowe's
Companies, Inc.2/24/99 $58.00 4,000 .171% $319,000,000 .073%
Merrill Lynch Marimba 4/29/99 $20.00 1,300 .018% $80,000,000
 .033% Soundview The Goldman Sachs 5/3/99 $53.00 11,600 .422%
   $3,657,000 .017% Goldman Sachs Dividend Growth Series:
   Delphi Automotive Systems Corp. 2/4/99 $17.00 145,000 .110%$1,700,000,000 .145% Schroder & Co. Equity Series:
Autobytel.com 3/26/99 $23.00 12,700 .022% $103,500,000 .025%
  BT Alex Brown Autoweb.com 3/22/99 $14.00 10,800 .011% $
   70,000,000 .216% Piper Jaffray Brocade Communications Systems 5/24/99 $19.00 5,200 .007% $61,750,000 .160% Friend
  Co. Copper Mountain Networks, Inc. 5/12/99 $21.00 4,600 .007% $84,000,000 .115% Raymond James Marimba 4/29/99 $20.00
  9,800 .014% $80,000,000 .245% Soundview MarketWatch.com
 1/15/99 $17.00 3,900 .005% $46,750,000 .098% BT Alex Brown
Media Metrix 5/7/99 $17.00 6,400 .008% $51,000,000 .213 DLJ
 Perot Systems 2/1/99 $16.00 4,400 .006% $104,000,000 .068%
  Warburg Dillon Read Smith-Gardner 1/29/99 $12.00 10,400 .010% $52,920,000 .236% BT Alex Brown United Pan-Europe Communications 2/11/99 $32.78 33,500 .093% $131,120,000
  .838% Goldman Sachs Vignette Corp. 2/18/99 $19.00 6,900 .011% $76,000,000 .173% Soundview Ziff-Davis Inc. 3/30/99
$19.00 18,100 .026% $19,000,000 1.810% Goldman Sachs Pacific
  Growth Series: Korea Telecom Corp. 3/26/99 $12.00 22,700 .845% $753,800,000 .074% Ing Baring USD Quality Series:
  Baker Hughes Inc. 6 7/8 1/15/29 1/14/99 $98.50 2,000,000
 .362% $400,000,000 .276% Chase Continental 7.056 3/15/2011
  6/30/99 $100.00 1,000,000 .191% $192,425,000 .520% First
Boston Goldman Sachs 6.65 5//15/09 5/12/99 $99.79 2,000,000
 .363% $1,800,000,000 .111% Goldman Sachs Province De Quebec
       5 3/4 2/15/2009 2/18/99 $99.73 3,000,000 .525%
 $1,000,000,000 .525% CS First Bostom SEARS 6.25 Notes Due 2009 4/29/99 $98.87 3,000,000 .540% $3,000,000 .400% Goldman
   Sachs Strategist Series: American General Corp.2/11/99 $99.81 1,000,000 .150% $150,000,000 .670% DLJ Utilities
Series: Copper Mountain Networks, Inc. 5/12/99 $21.00 2,500
   .009% $84,000,000 .063% Raymond James RCN Corporation 5/26/99 $39.00 200,000 1.335% $312,000,000 2.500% Salomon
                        Smith Barney